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                                                                   EXHIBIT 10.29

STATE OF NORTH CAROLINA

COUNTY OF DURHAM                                          SECOND LEASE AMENDMENT

      THIS SECOND LEASE AMENDMENT (the "Amendment") is entered into and effective this 18 day of June, 2003, by and between PROPERTY RESERVE, INC, a Utah corporation (hereinafter "Landlord"), and DIGITAL RECORDERS, INC., a North Carolina corporation (hereinafter, "Tenant").

                                    RECITALS:

      A. The Prudential Savings Bank, F.S.B., as Trustee ("Prudential") and Tenant entered into a Lease Agreement dated December 18, 1998, as amended by First Lease Amendment dated December 11, 2002, between Landlord, successor in interest to Prudential's interest as landlord (as amended, the "Lease"), for approximately twenty-two thousand four hundred eighty-four (22,484) rentable square feet of space (the "Existing Premises") located in Suite 100 at that certain building known as 4018 Patriot Drive, Durham, Durham County North Carolina 27709, being part of that development known as One Park Center.

      B. Landlord and Tenant now desire to modify and amend the Lease pursuant to the terms and conditions contained herein.

                                   AGREEMENT:

      NOW, THEREFORE, for valuable consideration and ONE AND NO/100 DOLLARS ($1.00) paid by Tenant to Landlord, Landlord and Tenant agree that the Lease is modified and amended as follows:

      1. Commencing on the Additional Space Commencement Date, as defined herein, the Premises shall be expanded to include approximately four thousand rentable square feet (4,000 r.s.f.), more or less, (the "Additional Space") contiguous to the Existing Premises, as shown on Exhibit A, attached hereto and incorporated herein by reference. As of the Additional Space Commencement Date, the Premises shall contain a total of twenty-six thousand four hundred eighty-four rentable square feet (26,484 r.s.f.).

      2.    As of July 1, 2003:

            a. Tenant's Pro Rata Share for operating expense pass throughs and other purposes shall be recalculated based on the revised square footage of the Premises; and

            b. The Base Year Amount for determining operating expense pass throughs attributable for the Additional Space incurred after the Additional Space Commencement Date shall be the operating expenses paid or incurred by

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                  Landlord for calendar year 2003. The Base Year(s) for the
                  Existing Space shall remain unchanged; and

            c. In addition to the Base Rent on the Existing Premises, Tenant shall pay Base Rent on the Additional Space as follows:

                                                         Installment of Monthly Base
                             Month                                  Rent
                             -----                                  ----
                  July 1, 2003 - April 30, 2004                   $1,983.33
                  May 1, 2004 - April 30, 2005                    $2,042.83
                  May 1, 2005 - April 30, 2006                    $2,104.12
                  May 1, 2006 - April 30, 2007                    $2,167.24
                  May 1, 2007 - April 30, 2008                    $2,232.26
                  May 1, 2008 - April 30, 2009                    $2,299.23

            d. Any other sums calculated based on rentable square footage of the Premises shall be recalculated based on 26,484 rentable square feet. The provisions of Paragraph 3(h) of or Lease limiting annual increases in Controllable Expenses shall not limit increases arising from the increase in the rentable square footage of the Premises.

            e. Except as specifically modified hereby, all references to "rent," "Base Rent," "operating expenses," and "additional rent" shall be interpreted to apply as and to reflect the revised square footage of the Premises.

      3. The term of the Lease shall not be affected by this Second Amendment; the Lease shall expire as of April 30, 2009, unless earlier terminated as set forth in the Lease.

      4. The "Additional Space Commencement Date" shall mean the date Landlord and Tenant execute this Lease. It is understood that Tenant may use the Additional Space once the Lease is fully executed and pay no rent until July 1, 2003. Tenant agrees to execute a document setting out the actual Additional Space Commencement Date upon Landlord's request.

      5. Tenant has examined and inspected the Additional Space and accepts the Additional Space in all respects "AS IS" and "WHERE IS."

      6. Tenant understands and agrees that certain services and utilities, including but not limited to electrical, gas, water and sewer which are provided to the 4,000 r.s.f added by the First Lease Amendment and to the 4,000 r.s.f. added by this Second Lease Amendment are not separately metered for such space and/or have not been

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            contracted directly between Tenant and the service provider. As to such services and utility charges, Landlord may charge Tenant and Tenant agrees to pay upon demand as additional rent Tenant's equitable share of such charges as reasonably determined by Landlord. Landlord shall determine Tenant's share in a reasonable manner, such as, for example, the proportion that the square footage of Tenant's space using such services/utilities bears in relation to the square footage on that particular meter; provided however, the parties agree that to the extent usage/cost may differ because of occupancy or vacancy of the metered space, Landlord may equitably adjust ("gross up") the costs to reflect a fair charge for such usage/cost.

      7. Landlord acknowledges that it currently holds $12,707.25 as a Security Deposit pursuant to Paragraph 3(b) of the Lease, As of the Additional Space Commencement Date, Tenant shall deposit an additional $ -0- with Landlord to be added to the Security Deposit, bringing the total Security Deposit being held by Landlord in connection with the Lease to $12,707.25.

      8. The permitted usage under Paragraph 5(a) of the Lease is revised to include storage, subject to the prohibitions set forth in the Lease such as the prohibition on storage of explosive or highly flammable, toxic or hazardous substances.

      9. Tenant is currently in the process of negotiating adding an additional 4,000 approximate rentable square feet to the Premises. It is understood and agreed that so long as allowed by applicable law, Landlord initially will simply mark the boundaries of the Additional Space on the floor of the warehouse space and will not build a wall separating the Additional Space. Tenant will respect such marked lines as the boundary of its Additional Space. If Landlord and Tenant have not negotiated a lease or lease amendment for the contemplated 4,000 additional rental square feet within sixty (60) days from the date hereof, then Landlord may build a wall setting off the Additional Space.

      10. Tenant acknowledges that any guaranty, letter of credit, or other form of security which was intended to be applicable to the Existing Premises or Lease pursuant to Paragraph 3 of Exhibit D to tile Lease shall also be applicable, to the Additional Space and the Lease as amended by this Second Lease Amendment. Tenant agrees to deliver such documents or other items, signed by all appropriate parties as may be requested by Landlord to evidence this agreement.

      11. Tenant represents and warrants to Landlord that tenant has not entered into any agreements, nor will tenant enter into any agreement in the future whereby Landlord would be obligated to pay any broker's commission or finder's fee in connection with Tenant's execution of this Second Lease Amendment. Tenant agrees to indemnify Landlord against, and to hold Landlord harmless from, all liabilities arising from any such claim.

      12. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

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      13.   Except as specifically modified hereby, all the terms and provisions of the Lease shall remain in full force and effect and are hereby affirmed and ratified.

      IN WITNESS WHEREOF, Landlord and tenant have executed this Second Amendment to Lease in triplicate originals, all as of the day and year first above written.

                                                   LANDLORD:

                                                   PROPERTY RESERVE, INC.,
                                                   a Utah corporation

                                                   By: _________________________
                                                   Name: _______________________
                                                   Title: ______________________

                                                   Date: _______________________

                                                   TENANT:

                                                   DIGITAL RECORDERS, INC.,
                                                   a North Carolina corporation

                                                   By: /s/ Lawrence A. Hagemann
                                                       -------------------------
                                                   Name: LAWRENCE A. HAGEMANN
                                                   Title: EVP

                                                   Date: June 18, 2003

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                              SCHEDULE OF EXHIBITS

Exhibit A   Diagram showing Additional Space in relation to its location in the
            Building. Preferable to cross hatch Additional Space.

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                                    PREMISES

                             [ONE PARK CENTER MAP]